Exhibit 99.1

For Immediate Release

Contact:

Dan Coccoluto	Jason Ouellette
Omtool, Ltd.	PAN Communications
Chief Financial Officer	Investor Relations
978-327-5700	978-474-1900
coccoluto@omtool.com	jouellette@pancomm.com

OMTOOL™ REPORTS RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL YEAR 2008

The company closes large financial services AccuRoute® contract with strategic partner

Andover, Mass., November 7, 2008 – Omtool, Ltd. (OTCBB:OMTL), a leading provider of document capture and handling solutions, today reported results of operations for the third quarter of fiscal year 2008.  Total revenue for the quarter ended September 30, 2008 was consistent with the total revenue reported for the quarter ended September 30, 2007, at approximately $4.1 million.  Service and other revenue increased by $281,000 and hardware revenue increased by $110,000 during the third quarter of 2008 as compared to the same quarter of 2007.  These increases were offset by a decline of approximately $390,000 in software license revenue during the third quarter of 2008 as compared to the same period in 2007.  However, during the third quarter of 2008, Omtool entered into a contract with one of its large partners to provide products and services to a large financial services company.  The total contract value is in excess of $1.0 million and is comprised primarily of software licenses and certain associated services.  Omtool has classified the contract in its deferred revenue for the current quarter and expects to recognize the revenue for this contract over the ensuing fiscal quarters.

For the nine-month periods ended September 30, 2008 and September 30, 2007, total revenue was $11.9 million and $12.2 million, respectively, representing a 3% decrease.  This decrease in total revenue is attributed to a $425,000 decrease in software license revenue and a $181,000 decrease in hardware revenue resulting from a decline in sales of legacy fax products.  Service and other revenue increased by $287,000, or 4%, during the nine-month period ended September 30, 2008 as compared to the same period in 2007.

Operating expenses for the quarter ended September 30, 2008 were $3.0 million as compared to $2.9 million for the quarter ended September 30, 2007.  Net loss for the quarter ended September 30, 2008 was approximately $(347,000), or $(0.08) per basic and diluted share, as compared to a net loss of approximately $(83,000), or $(0.02) per basic and diluted share for the same quarter of 2007.  For the nine months ended September 30, 2008, total operating expenses were $9.0 million, as compared to total operating expenses of $10.4 million, excluding $343,000 of restructuring charges, for the nine months ended September 30, 2007.  Net loss for the nine months ended September 30, 2008 was $1.2 million, or $(0.28) per basic and diluted share, as compared to a net loss of $2.8 million, or $(0.62) per basic and diluted share for the nine months ended September 30, 2007.

Commenting on Omtool’s results, Robert L. Voelk, Omtool’s chief executive officer, president and chairman of the board of directors, said, “We continue to focus our resources on partner-initiated opportunities, and on opportunities in the legal, professional services, and healthcare vertical markets.  The partner opportunities we have been pursuing, particularly in the financial services market, are beginning to come to fruition as evidenced by the large financial services contract that closed during this past third quarter.  We also closed additional opportunities with the same partner in the healthcare vertical market, a market in which our investments over the past year appear to be gaining some momentum.  The third quarter is typically a seasonally weak quarter for our business, and given the current macroeconomic conditions, which caused a number of our core vertical business opportunities to be delayed, it is encouraging that we were able essentially to maintain our current level of revenue while we continued our efforts to expand into other markets via our partners.”

“Although we continue to monitor our core vertical market businesses closely, to determine the effects of the negative economic climate on such markets, we are extremely pleased with the momentum of our partner business and the potential AccuRoute opportunities these relationships represent.  As we continue to build upon our recent momentum, our partner relationships will remain our number one investment priority.”

About Omtool, Ltd.

Omtool, Ltd. is a leading provider of document capture and handling solutions that simplify the integration of paper and electronic documents in enterprise information management systems.  Its flagship product family, AccuRoute, streamlines the capture, conversion, communication and archive of paper and electronic documents, enabling fast, secure, simultaneous distribution to multiple destinations in multiple formats.  Available at any network-enabled scan device or from a user’s desktop computer, AccuRoute provides faster, more efficient workflows, while reducing cost, complexity and risk.  Omtool solutions are used worldwide by businesses in document-intensive industries that demand secure handling, integration and tracking of documents in full compliance with a range of regulatory requirements.  Based in Andover, Mass., with offices in the United Kingdom, Omtool can be contacted at 1-800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding Omtool’s objectives and expectations for future financial and operating performance; customer interest in Omtool’s AccuRoute and other products; long-term sales strategy; distribution channels and partner activity; and the future plans of Omtool’s management.  These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with the continuation of Omtool’s operating losses; the pursuit of strategic, financial and operating alternatives; the introduction of new product offerings, including the AccuRoute software product; the success of Omtool’s channel sales strategies, business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; Omtool’s ability to obtain desired financing; acquisitions and integration of complementary businesses; Omtool’s ability to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002; Omtool’s continued compliance with the requirements of the OTC Bulletin Board and the Pink Sheets; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission (SEC), including Omtool’s Annual Report on Form 10-K filed with the SEC on March 28, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 14, 2008. Reported results should not be considered an indication of future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Omtool undertakes no responsibility to update any such forward-looking statements.

The consolidated statement of operations and condensed consolidated balance sheet follow.

OMTOOL, LTD.

Consolidated Summary Financial Data

Consolidated Statements of Operations

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2008	2007	2008	2007
Revenue:
Software license	$822	$1,212	$3,116	$3,541
Hardware	501	391	951	1,133
Media	121	124	397	437
Service and other	2,663	2,382	7,393	7,105
Total revenue	4,107	4,109	11,857	12,216
Cost of revenue:
Software license	95	104	293	312
Hardware	331	237	635	741
Media	74	77	236	267
Service and other	993	888	2,885	2,900
Total cost of revenue	1,493	1,306	4,049	4,220
Gross profit	2,614	2,803	7,808	7,996
Operating expenses:
Sales and marketing	1,572	1,556	4,718	5,623
Research and development	713	624	2,107	2,234
General and administrative	677	687	2,177	2,539
Restructuring	—	—	—	343
Total operating expenses	2,962	2,867	9,002	10,739
Loss from operations	(348)	(64)	(1,194)	(2,743)
Interest and other expense, net	1	(19)	(14)	(66)
Net Loss	$(347)	$(83)	$(1,208)	$(2,809)

Net loss per share
Basic and diluted	$(0.08)	$(0.02)	$(0.28)	$(0.62)

Weighted average number of common shares outstanding
Basic and diluted	4,353	4,557	4,321	4,527

OMTOOL, LTD.

Consolidated Summary Financial Data

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands)	2008	2007
	(Unaudited)

Assets:
Cash and cash equivalents	$2,032	$2,328
Unbilled accounts receivable	366	420
Accounts receivable, net	3,020	2,133
Inventory	83	76
Prepaids and other	519	369
	6,020	5,326
Property and equipment, net	1,136	1,278
Goodwill and intangibles, net	2,878	3,160
Unbilled accounts receivable, long-term	38	217
Other assets	292	291
	$10,364	$10,272
Liabilities and stockholders’ equity:
Accounts payable	$1,226	$950
Accrued liabilities	1,724	1,571
Deferred revenue, current	5,292	4,347
Note payable, current	561	561
Capital lease obligations, current	100	95
	8,903	7,524
Deferred revenue, long-term	565	524
Deferred rent	468	467
Note payable, long-term	281	702
Capital lease obligations, long-term	184	259
Stockholders’ equity	(37)	796
	$10,364	$10,272